ARTICLES OF RESTATEMENT
                                    OF THE
                           ARTICLES OF INCORPORATION
                                      OF
                     FINANCIAL STRATEGIC PORTFOLIOS, INC.


      Financial Strategic  Portfolios,  Inc., a Maryland  corporation having its
principal  office  in  Baltimore,   Maryland,  hereby  certifies  to  the  State
Department of Assessments and Taxation of Maryland, that:

      FIRST: Financial Strategic Portfolios, Inc. desires to restate its Articles of Incorporation as currently in effect. The provisions set forth in these Articles of Restatement are all the provisions of the Articles of Incorporation of the Corporation currently in effect and restate the Articles of Incorporation of the Corporation. The Restatement of the Articles of Incorporation of the Corporation as set forth herein has been approved by a majority of the entire board of directors of the Corporation. The Articles of Incorporation of the Corporation are not amended by these Articles of Restatement. The Articles of Incorporation of the Corporation are hereby restated in the following manner:

          FIRST: The name of the Corporation (which is hereinafter called the "Corporation") is Financial Strategic Portfolios, Inc.

          SECOND: The period of the Corporation's existence is perpetual.

          THIRD: The purpose for which the Corporation is formed is to conduct and to carry on the business of an investment company of the open-end management type as defined in the Investment Company Act of 1940, as amended, and to do all acts and things necessary or incidental to the conduct of such business.

          FOURTH: The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, a corporation organized under the laws of the State of Maryland, whose post office address is 32 South Street, Baltimore, Maryland 21202.

          FIFTH: (1) The aggregate number of shares of stock which the Corporation shall have authority to issue is 1 billion (1,000,000,000) shares of Common Stock, which is hereby divided into six (6) classes consisting of 100 million (100,000,000) shares of Class A Common Stock, 100 million (100,000,000) shares of Class B Common Stock, 100 million (100,000,000) shares of Class C Common Stock, 100 million (100,000,000) shares of Class D Common Stock, 100 million (100,000,000) shares of Class E Common Stock, and 100 million (100,000,000) shares of Class F Common Stock, subject to further classification and reclassification as described below. Shares of Common Stock, regardless of


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class, shall have a par value of 1 cent ($.01) per share, the aggregate par value of the Corporation's 1 billion authorized shares of Common Stock being 10 million dollars ($10,000,000).

          (2) Each class of Common Stock now or hereafter established shall individually represent the interests of the holders of the shares of such class in a particular portfolio of assets of the Corporation and shall be so designated as to distinguish the shares thereof from the shares of all other classes.

          (3) The Board of Directors of the Corporation, subject to any applicable provisions of the Investment Company Act of 1940 and the rules thereunder, is authorized to classify, and to reclassify, from time to time any unissued shares of Common Stock of the Corporation, whether now or hereafter authorized, by setting, or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the stock and, pursuant to such classification or reclassification, to increase or decrease the number of shares of any class, but the number of shares, of any class shall not be reduced by the Board of Directors below the number of shares of such class then issued and outstanding.

          (4) The Corporation may purchase or otherwise acquire, hold, dispose of, resell, transfer, re-issue, purchase, redeem, retire, or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its Common Stock in any manner and to the extent now or hereafter permitted by the General Laws of the State of Maryland and the Articles of Incorporation and the By-laws of the Corporation.

          The Corporation may issue, sell, redeem, repurchase and otherwise deal in and with shares of its Common Stock in fractional denominations and such fractional denominations shall, for all purposes, be shares of Common Stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation; provided that the issue of shares in fractional denominations shall be limited to such transactions and be made upon such terms as may be fixed by or under authority of the By-laws.

         (5) The registered owner of each share of Common Stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of Common Stock, irrespective of the class, then standing in his name in the books of the Corporation. On any matter submitted to a vote of shareholders, all shares of Common Stock of the Corporation then issued and outstanding and entitled to vote, irrespective of class, shall be voted in the aggregate and not by class, except: (i) when otherwise required by the General Maryland Corporation Law; (ii) when otherwise required by the Investment Company Act of 1940 or the rules adopted thereunder, in which case shares shall be voted by individual class; and (iii) when the matter does not affect the interest of a particular class, in which case only shareholders of that class affected shall be entitled to vote thereon and shall vote by individual class.



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         (6)  All consideration received by the Corporation for the issue or sale of any class of Common Stock whether now or hereafter established, together with all assets, income, earnings, profits, and proceeds derived therefrom (including all proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be) shall irrevocably belong to the shares of that class with respect to which such assets, payments or funds were received by the Corporation, for all purposes, subject only to the rights of creditors, and shall be so treated upon the books of account of the Corporation. Such assets, income, earnings, profit and proceeds (including any proceeds derived from the sale, exchange or liquidation thereof and, if applicable, any assets derived from any reinvestment of such proceeds in whatever form the same may be) are referred to herein as "assets belonging to" a class.

         (7) Assets of the Corporation not belonging to any particular class of Common Stock are referred to herein as "General Assets." General Assets shall be allocated to each class in proportion to the respective assets belonging to each class immediately prior to the making of such allocation. The determination of the Board of Directors shall be conclusive as to the amount of assets, as to the characterization of assets as those belonging to a class or as General Assets and as to the allocation of General Assets.

         (8) The assets belonging to a class of Common Stock shall be charged with the liabilities incurred specifically on behalf of such class ("Special Liabilities"). Such assets shall also be charged with a share of the general liabilities of the Corporation ("General Liabilities") in proportion to the respective assets belonging to each class immediately prior to the making of such allocation. The determination of the Board of Directors shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, as to the characterization of any liabilities as a Special Liability or General Liability, and as to the allocation of General Liabilities.

         (9) In the event of the liquidation or dissolution of the Corporation, holders of a class of Common Stock, irrespective of class, shall have priority over holders of other classes of Common Stock with respect to the assets belonging to such class and the General Assets allocated to such class and the assets so distributable to the holders of such class shall be distributed among such holders of such class, with respect to classes hereby established, in proportion to the number of shares of such class held by them and recorded on the books of the Corporation and, with respect to classes hereafter established as permitted in paragraph (3) above, in the manner determined by the Board of Directors.

        (10) Shares of the Common Stock of the Corporation now or hereafter authorized shall be subject to redemption and redeemable in the sense contemplated by the laws of Maryland, at current net asset value per share as defined in the Bylaws, subject to such terms and conditions as may be specified therein or otherwise lawfully promulgated by the Corporation. The current net asset value of shares of each class of Common Stock shall be separately determined in accordance with procedures set forth in the Bylaws of the Corporation and in a manner consistent with law, which procedures shall recognize the rights of each class of Common Stock in assets belonging to such class and in General Assets and shall recognize the Special Liabilities of each class and its share of General Liabilities. The Corporation reserves the right, in the future, upon appropriate notice to shareholders and to the extent permissible under Maryland law, to impose a reasonable fee upon redemptions of shares, any such fee to be set at a level determined appropriate by the Board of Directors. The Corporation may in its discretion redeem, at such current net asset value, outstanding shares of its Common Stock, regardless of class, not offered for redemption which are held by any stockholder whose shares in the aggregate have a then total current net asset value of less than such amount as set forth in the Bylaws, provided that prior to any such proposed redemption the Corporation shall have given such stockholder written notice that such then current net asset value is less than the amount set forth in the Bylaws as aforesaid and allowed such stockholder to make additional investments in order to increase such then current net asset value to the amount so set forth. The Corporation may also in its discretion redeem the shares of its Common Stock held by a stockholder or stockholders to the extent deemed necessary by the Board of Directors to avoid taxation of the Corporation as a "personal holding company."

      SIXTH: The number of directors of the Corporation shall be fixed from time to time by the By-Laws but shall not be less than three. The By-Laws of the Corporation shall specify the number of directors which shall be necessary to and shall constitute a quorum; provided, however, that in no case shall a quorum be less than one-third (1/3) of the total number of directors or less than two
(2) directors. The names of the current directors, who shall act until their successors are duly chosen and qualified, are:

          Victor L. Andrews
          Bob R. Baker
          William H. Baughn
          Joseph S. Bowman
          Charles W. Brady
          Lawrence H. Budner
          John M. Butler
          Otto B. Butterly
          Daniel D. Chabris
          Ernest B. Davis
          Fred A. Deering
          Dan J. Hesser
          Willard A. Johnson
          Kenneth T. King
          Lord Stevens of Ludgate

          No person shall serve as a director, unless elected by the stock-holders at an annual meeting or a special meeting called for such purpose, except that vacancies occurring between such meetings may be filled by the directors in accordance with the By-Laws, if immediately after filling any such vacancy at least two-thirds (2/3) of the directors then holding office shall have been elected by the stockholders at an annual meeting or special meeting. Unless otherwise provided by the By-Laws of the Corporation, directors need not be stockholders thereof.

     SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:



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          (1) The Board of Directors of the Corporation is hereby  empowered  to authorize the issuance from time to time of shares of the Corporation's Common Stock, whether now or hereafter authorized, or securities convertible into shares of its Common Stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable subject to such limitations as may be set forth in these Articles of Incorporation or in the By-Laws of the Corporation or in the General Laws of the State of Maryland.

          (2) The Board of Directors may, to the extent permitted by the General Laws of the State of Marylandt and in the manner provided herein, declare and pay dividends or distributions in stock or cash on any or all classes of Common Stock, the amount of such dividends and the payment thereof being wholly in the discretion of the Board of Directors; it being further provided that:

                (i) Dividends or distributions on shares of any class of Common Stock shall be paid only out of the earnings, surplus, or other lawfully available assets belonging to such class (including, for this purpose, any General Assets allocated to such class).

                (ii) So long as the Corporation intends to qualify as a "regulated investment company" under the Internal Revenue Code of 1954, as amended, or any successor or comparable statute thereto, and the regulations promulgated thereunder, and inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power in its discretion to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company and to avoid liability for the Corporation for federal income tax in respect of that year. In furtherance and not in limitation of the foregoing, in the event that a class of Common Stock has a net capital loss for a fiscal year, and to the extent that the net capital loss offsets net capital gains from one or more of the other classes, the amount to be deemed available for distribution to each affected class shall be determined by the Board of Directors in order to effect an equitable adjustment among the classes.

           (3) Each director and each officer of the Corporation shall be indemnified by the Corporation to the full extent permitted by the General Laws of the State of Maryland and the By-Laws of the Corporation.

           (4) The Board of Directors of the Corporation may make, alter or repeal from time to time any of the By-Laws of the Corporation except any particular By-Laws which are specified as not subject to alteration or repeal by the Board of Directors.

     EIGHTH: Cumulative voting in the election of directors shall not be allowed.

     NINTH: Notwithstanding any provision of the General Laws of the State of Maryland requiring a greater proportion than a majority of the votes of all classes of Common Stock or of any class of Common Stock entitled to be cast to take or authorize any action, the Corporation may take or authorize such action upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon, all as permitted by Section 2-104(b) of the General Corporation Law of the State of Maryland or any comparable successor provision.

      TENTH: No stockholders of the Corporation of any class, whether now or hereafter authorized, shall have any preemptive or preferential or other right of purchase of or subscription to any shares of any class of Common Stock, or securities convertible into, exchangeable for or evidencing the right to purchase stock of any class whatsoever, whether or not the stock in question be of the same class as may be held by such stockholder, and whether now or hereafter authorized and whether issued for cash, property, services or otherwise, other than such, if any, as the Board of Directors in its discretion may from time to time determine, and then only at such prices and on such terms and on conditions as the Board of Directors may from time to time fix.

      ELEVENTH: The Corporation reserves the right from time to time to make any amendment to its Articles of Incorporation, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its Articles of Incorporation, of any outstanding stock.

     TWELFTH: The name and address of the incorporator is Lisa R. Schoenfeld, c/o Gordon Hurwitz Butowsky Baker Weitzen & Shalov, 101 Park Avenue, New York, New York 10178.

   SECOND: At a meeting of the board of directors of Financial Strategic Portfolios, Inc., duly called and held at the offices of INVESCO Capital Management, Inc. at 1315 Peachtree Street, N.E., Suite 300, Atlanta, Georgia on October 10, 1989 at 2:00 p.m., a majority of the entire board of said corporation voting in favor, there was adopted a resolution authorizing a restatement of the articles of incorporation of said corporation in accordance with Maryland General Corporation Law, and it was further resolved that said restatement of the articles of incorporation be filed for record with the State Department of Assessments and Taxation of Maryland.

     IN WITNESS WHEREOF, Financial Strategic Portfolios, Inc., a Maryland corporation, through its President and attested to by its Secretary, duly executes the above and foregoing Articles of Restatement of the Articles of Incorporation this 3rd day of November, 1989.

                              FINANCIAL STRATEGIC PORTFOLIOS, INC.


                              /s/ John M. Butler
                              ------------------------------------
                              John M. Butler, President

ATTEST:

/s/ Glen A. Payne
-----------------
Glen A. Payne, Secretary

      I, John M. Butler, being the duly elected, qualified and acting President of Financial Strategic Portfolios, Inc., and being first duly sworn upon my oath, depose and say that a meeting of the Board of Directors of Financial Strategic Portfolios, Inc., was held at Ritz-Carlton Buckhead, Atlanta, Georgia on October 10, 1989 at 2 p.m., and that at said meeting of the Board of Directors by an affirmative vote of the majority of said Board, the said Board of Directors, by proper resolution, duly authorized the above and foregoing Articles of Restatement of the Articles of Incorporation, and that the matters and facts as set forth in said Articles of Restatement of the Articles of Incorporation are true and were duly authorized by said Board of Directors.


                              /s/ John M. Butler
                              ------------------
                              John M. Butler

STATE OF COLORADO         )
                          ) ss.
CITY AND COUNTY OF DENVER )

      Subscribed, sworn to and acknowledged before me this 3rd, day of November, 1989 by John M. Butler as the duly elected, qualified and acting President of Financial Strategic Portfolios, Inc.

(Notarial Seal)

                              /s/ Cheryl K. Howlett
                              ---------------------
                              Notary Public

My commission expires: February 18, 1991